UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2019

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 2.06. Material Impairments

On January 4, 2019, AbbVie determined that it will record an impairment charge on intangible assets acquired as part of AbbVie’s 2016 acquisition of Stemcentrx, Inc. (Stemcentrx).

On December 5, 2018, AbbVie announced the decision to stop enrollment for the TAHOE trial, a Phase 3 study evaluating rovalpituzumab tesirine (Rova-T), an investigational antibody-drug conjugate targeting the cancer-stem cell-associated delta-like protein 3, as a second-line therapy for advanced small-cell lung cancer. Following this decision, AbbVie began an evaluation of the Stemcentrx-related intangible assets for impairment. The estimated net impact of this impairment and the related adjustment to contingent consideration liabilities is approximately $4 billion.

AbbVie continues to evaluate information with respect to the Stemcentrx-related clinical development programs and will monitor the remaining $1 billion of intangible assets for further impairment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: January 4, 2019	By:	/s/ Robert A. Michael
Robert A. Michael
Senior Vice President, Chief Financial Officer